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                                CONSENT OF CONSULTANT
                                ---------------------

We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, of our market study and/or appraisal with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.



                                   REGIONAL APPRAISAL ASSOCIATES

                                   By: /s/ Kevin P. Michaels
                                   __________________________________
                                   Name: Kevin P. Michaels
                                   Title: Vice President


                                   Signed on August 25, 1997.
                                             ----------

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                                        ANNEX
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1.  North Shore Towers Apartments Incorporated